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                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                                                                              HISTORICAL
                                                                                 --------------------------------------
                                                                                            COGEN TECH GROUP
                                                           PRO FORMA COMPANY     --------------------------------------
                                                       ------------------------- PERIOD FROM
                                                        SIX MONTHS     YEAR      FEBRUARY 4,     PERIOD      SIX MONTHS
                                                          ENDED        ENDED       1999 TO       ENDED         ENDED
                                                          JUNE 30,  DECEMBER 31,   JUNE 30,   FEBRUARY 4,    JUNE 30,
                                                           1999         1998         1999        1999          1998
                                                       ------------ ------------  ----------  -----------  ------------
INCOME FOR FIXED CHARGE COVERAGE
    Income (Loss) Before Tax                             $  (78.0)   $   (56.2)   $    (0.5)   $  (56.0)    $   35.7
                                                         ---------   ----------   ---------    ---------    ---------
    Income for Fixed Charge Coverage                     $  (78.0)   $   (56.2)   $    (0.5)   $  (56.0)    $   35.7
                                                         =========   ==========   =========    =========    =========

FIXED CHARGES
    Group Interest Expense                               $   53.5    $   101.3    $    43.3    $    2.0     $    9.6
    Group Share of Interest Expense of
       Affiliates (1)
         Bayonne Venture                                      3.3          7.1          2.6         0.7          3.4
         Camden Venture                                       2.7          5.4          2.1         0.6          2.6
    Portion of Rent Expense Representative
       of Interest Factor                                    --            0.1         --          --           --

                                                         ---------   ----------   ---------    ---------    ---------
    Total Fixed Charges                                  $   59.5    $   113.9    $    48.0    $    3.3     $   15.6
                                                         =========   ==========   =========    =========    =========

INCOME FOR FIXED CHARGE COVERAGE PLUS
    TOTAL FIXED CHARGES                                  $  (18.5)   $    57.7    $    47.5    $  (52.7)    $   51.3
                                                         =========   ==========   =========    =========    =========

FIXED CHARGE COVERAGE (Income for Fixed Charge
    Coverage Plus Total Fixed Charges divided by
    Total Fixed Charges)                                     (0.3)         0.5          1.0       (16.0)         3.3
                                                         =========   ==========   =========    =========    =========
(1) The Company's / Group's share of interest
    expense of affiliates is computed as follows
    (millions of dollars, except as noted):

    Bayonne Venture Interest Expense                     $    3.6    $     7.7    $     2.8   $     0.8     $    3.9
    % of earnings allocated to Group                         91.75%       91.75%       91.75%      91.75%       86.50%
    Company's / Group's Share of Bayonne Venture
        Interest Expense                                 $    3.3    $     7.1    $     2.6   $     0.7     $    3.4


    Camden Venture Interest Expense                      $    3.5    $     7.4    $     2.8   $     0.7     $    3.7
    % of earnings allocated to Group                         77.00%       72.80%       75.00%      80.65%       71.40%
    Company's / Group's Share of Camden Venture
        Interest Expense                                 $    2.7    $     5.4    $     2.1   $     0.6     $    2.6


                                                                                          HISTORICAL
                                                                      --------------------------------------------------
                                                                                       COGEN TECH GROUP
                                                                      --------------------------------------------------
                                                                                     YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------------
                                                                       1998       1997       1996       1995       1994
                                                                      ------     ------     ------     ------     ------
INCOME FOR FIXED CHARGE COVERAGE
    Income (Loss) Before Tax                                          $ 88.6     $ 78.3     $ 73.1     $ 79.7     $ 55.8
                                                                      -------    -------    -------    -------    -------
    Income for Fixed Charge Coverage                                  $ 88.6     $ 78.3     $ 73.1     $ 79.7     $ 55.8
                                                                      =======    =======    =======    =======    =======

FIXED CHARGES
    Group Interest Expense                                            $ 19.3     $ 21.8     $ 23.3     $ 26.5     $ 25.9
    Group Share of Interest Expense of Affiliates (1)
       Bayonne Venture                                                   6.8        7.0        7.4        7.6        7.8
       Camden Venture                                                    5.4        7.0        7.7        8.2        8.7
    Portion of Rent Expense Representative
       of Interest Factor                                                0.1        0.1        0.2        0.1        0.1
                                                                      -------    -------    -------    -------    -------
    Total Fixed Charges                                               $ 31.6     $ 35.9     $ 38.6     $ 42.4     $ 42.5
                                                                      =======    =======    =======    =======    =======
INCOME FOR FIXED CHARGE COVERAGE PLUS
    TOTAL FIXED CHARGES                                               $120.2     $114.2     $111.7     $122.1     $ 98.3
                                                                      =======    =======    =======    =======    =======
FIXED CHARGE COVERAGE (Income for Fixed Charge
    Coverage Plus Total Fixed Charges divided by
    Total Fixed Charges)                                                 3.8        3.2        2.9        2.9        2.3
                                                                      =======    =======    =======    =======    =======
(1) The Company's / Group's share of interest expense of
    affiliates is computed as follows (millions of dollars,
    except as noted):

    Bayonne Venture Interest Expense                                  $  7.7     $  8.1     $  8.5     $  8.8     $  9.0
    % of earnings allocated to Group                                    88.10%     86.50%     86.50%     86.50%     86.50%
    Company's / Group's Share of Bayonne Venture Interest Expense     $  6.8     $  7.0     $  7.4     $  7.6     $  7.8


    Camden Venture Interest Expense                                   $  7.4     $  7.7     $  8.2     $  8.4     $  8.8
    % of earnings allocated to Group                                    72.80%     91.20%     93.80%     97.10%     98.30%
    Company's / Group's Share of Camden Venture Interest Expense      $  5.4     $  7.0     $  7.7     $  8.2     $  8.7
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